Exhibit 10.1

ASHFORD INC.

14185 Dallas Parkway, Suite 1100

Dallas, Texas 75254

December 29, 2020

[NAME]

c/o Ashford Inc.

14185 Dallas Parkway, Suite 1100

Dallas, TX 75254

RE: Payment of Remaining Portion of 2019 Annual Cash Bonus

Dear [NAME],

As we have discussed, in light of the uncertainty created by the effects of the novel coronavirus (Covid-19), the remaining portion of your 2019 annual cash bonus, which represents twenty-five percent (25%) of your overall 2019 annual cash bonus (the “Remaining Portion”) will be paid to you [at least partially] in the form of fully vested common stock of Ashford Inc. (the “Company”) issued under the Company’s 2014 Incentive Plan, by no later than December 31, 2020, [with the proportion paid in stock (or cash, if any) determined by the Company’s Board of Directors in its discretion].

By your signature below, you hereby acknowledge and consent to the payment [of a portion] of the Remaining Portion in the form of fully vested common stock as described above, and further acknowledge and agree that you shall not have, and hereby waive, any right to resign for “Good Reason” (or any term of similar meaning) solely in connection with the payment of the Remaining Portion by no later than December 31, 2020 [(including the payment of a portion thereof in the form of common stock)] under any and all employment, compensation, and benefits agreements, programs, policies, and arrangements of the Company and the entities that it and its subsidiaries advise, including, without limitation, your employment agreement with the Company and Ashford Hospitality Advisors, LLC (and further including, without limitation, the fact that such employment agreement would otherwise generally require payment of your full 2019 annual bonus in cash no later than June 1, 2020). You expressly acknowledge and agree that all such entities are third party beneficiaries of this letter agreement.

We appreciate your continued service in helping the Company navigate the uncertainty created by Covid-19.

Very truly yours,

ASHFORD INC.

By:
Its:

ACKNOWLEDGED AND AGREED:

[NAME]